As filed with the Securities and Exchange Commission on August 8, 2014
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________________

THE EMPIRE DISTRICT ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Kansas	44-0236370
(State or other jurisdiction of incorporation or organization) 602 S. Joplin Avenue Joplin, Missouri (Address of principal executive offices)	(I.R.S. Employer Identification Number) 64801 (Zip Code)

The Empire District Electric Company
2015 Stock Incentive Plan

Bradley P. Beecher
President and Chief Executive Officer
The Empire District Electric Company
602 S. Joplin Avenue
Joplin, Missouri  64801
(Name and address of agent for service)

(417) 625-5100
(Telephone number, including area code, of agent for service)
______________________________

with a copy to:

Michael A. Sherman, Esq.
Cahill Gordon & Reindel llp
80 Pine Street
New York, New York  10005
(212) 701-3000
______________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to Be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $1.00 per share	500,000 shares (3)	$24.39	$12,195,000	$1,570.72

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.

(2)
Computed in accordance with Rule 457(h) under the Securities Act, by averaging the high and low sales prices of the Registrant’s common stock reported on the New York Stock Exchange for August 4, 2014.

(3)	Represents shares of Common Stock issuable pursuant to The Empire District Electric Company 2015 Stock Incentive Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.                 DOCUMENTS INCORPORATED BY REFERENCE.

The following documents have been filed by the Registrant with the Commission and are hereby incorporated by reference in this Registration Statement:

(a)	the Registrant’s annual report on Form 10-K filed with Commission for the fiscal year ended December 31, 2013;

(b)	the Registrant’s quarterly reports on Form 10-Q filed with the Commission for the three-month periods ended March 31, 2014 and June 30, 2014;

(c)	the Registrant’s current reports on Form 8-K filed with the Commission on January 28, 2014, February 3, 2014, February 7, 2014 (only Item 5.03 and the exhibit referenced therein), and May 5, 2014; and

(d)	the description of the Registrant’s Common Stock as set forth in the Registrant’s registration statement on Form S-3 (File No. 333-171955) under the heading “Description of Common Stock”.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents; provided, however, that we are not incorporating by reference any documents or portions of such documents that have been (or will be) “furnished” but not “filed” for purposes of the Exchange Act.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.                 DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.                 INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.                 INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant is organized under the laws of the State of Kansas. Our Restated Articles of Incorporation and Bylaws contain provisions permitted by the Kansas General Corporation Code which, in general terms, provide that directors and officers will be indemnified by us for all losses that may be incurred by them in connection with any claim or legal action in which they may become involved by reason of their service as a director or officer of the Registrant, if they meet certain specified conditions, and provide for the advancement by us to our directors and officers of expenses incurred by them in defending suits arising out of their service as such.

Our directors and officers are covered by insurance indemnifying them against certain liabilities which might be incurred by them in their capacities as such, including certain liabilities arising under the Securities Act. The premium for this insurance is paid by us. Further, the Registrant has entered into indemnity agreements with certain of its directors and officers pursuant to which the Registrant is contractually obligated to indemnify, hold harmless, exonerate and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law.

ITEM 7.                 EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.                 EXHIBITS.

The exhibits listed in the Exhibit Index are filed as part of this Registration Statement.

ITEM 9.                 UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

1.           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.           To include any prospectus required by section 10(a)(3) of the Securities Act;

ii.           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

iii.           To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs 1(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2.           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.           That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5.           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Joplin, State of Missouri, on this 8th day of August, 2014.

THE EMPIRE DISTRICT ELECTRIC COMPANY By: /s/ Bradley P. Beecher Name: Bradley P. Beecher Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed as of August 8, 2014 by the following persons in the capacities indicated.

/s/ Bradley P. Beecher Bradley P. Beecher	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Laurie A. Delano Laurie A. Delano	Vice President — Finance (Principal Financial Officer)
/s/ Robert W. Sager Robert W. Sager	Controller, Assistant Treasurer and Assistant Secretary (Principal Accounting Officer)
/s/ Kenneth R. Allen* Kenneth R. Allen	Director
/s/ William L. Gipson* William L. Gipson	Director
/s/ Ross C. Hartley* Ross C. Hartley	Director
/s/ D. Randy Laney* D. Randy Laney	Director
/s/ Bonnie C. Lind* Bonnie C. Lind	Director
/s/ B. Thomas Mueller* B. Thomas Mueller	Director
/s/ Thomas M. Ohlmacher* Thomas M. Ohlmacher	Director
/s/ Paul R. Portney* Paul R. Portney	Director
/s/ Herbert J. Schmidt* Herbert J. Schmidt	Director
/s/ C. James Sullivan* C. James Sullivan	Director
*By /s/ Laurie A. Delano
(Laurie A. Delano, as attorney in fact for each of the persons indicated)

EXHIBIT INDEX

Exhibit No.		Description of Exhibit
4(a)	−	Restated Articles of Incorporation of Empire (Incorporated by reference to Exhibit 4(a) to Registration Statement No. 33-54539 on Form S-3).
4(b)	−	By-laws of Empire as amended February 6, 2014 (Incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K, dated February 6, 2014 and filed February 7, 2014, File No. 1-3368).
4(c)	−
Indenture of Mortgage and Deed of Trust dated as of September 1, 1944 and First Supplemental Indenture thereto among Empire, The Bank of New York Mellon Trust Company, N.A. and UMB Bank, N.A., (Incorporated by reference to Exhibits B(1) and B(2) to Form 10, File No. 1-3368).

4(d)	−	Third Supplemental Indenture to Indenture of Mortgage and Deed of Trust (Incorporated by reference to Exhibit 2(c) to Form S-7, File No. 2-59924).
4(e)	−	Sixth through Eighth Supplemental Indentures to Indenture of Mortgage and Deed of Trust (Incorporated by reference to Exhibit 2(c) to Form S-7, File No. 2-59924).
4(f)	−	Fourteenth Supplemental Indenture to Indenture of Mortgage and Deed of Trust (Incorporated by reference to Exhibit 4(f) to Registration Statement No. 33-56635 on Form S-3).
4(g)	−
Twenty-Fourth Supplemental Indenture dated as of March 1, 1994 to Indenture of Mortgage and Deed of Trust (Incorporated by reference to Exhibit 4(m) to Annual Report on Form 10-K for the year ended December 31, 1993, File No. 1-3368).

4(h)	−
Twenty-Eighth Supplemental Indenture dated as of December 1, 1996 to Indenture of Mortgage and Deed of Trust (Incorporated by reference to Exhibit 4 to Annual Report on Form 10-K for the year ended December 31, 1996, File No. 1-3368).

4(i)	−
Thirty-First Supplemental Indenture dated as of March 26, 2007 to Indenture of Mortgage and Deed of Trust (Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K dated March 26, 2007 and filed March 28, 2007, File No. 1-3368).

4(j)	−
Thirty-Second Supplemental Indenture dated as of March 11, 2008 to Indenture of Mortgage and Deed of Trust (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K dated March 11, 2008 and filed March 12, 2008, File No. 1-3368).

4(k)	−
Thirty-Third Supplemental Indenture dated as of May 16, 2008 to Indenture of Mortgage and Deed of Trust (Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K dated May 16, 2008 and filed May 16, 2008, File No. 1-3368).

4(l)	−
Thirty-Fifth Supplemental Indenture, dated as of May 28, 2010, to Indenture of Mortgage and Deed of Trust (Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K dated May 28, 2010 and filed May 28, 2010, File No. 1-3368).

4(m)	−
Thirty-Sixth Supplemental Indenture, dated as of August 25, 2010, to Indenture of Mortgage and Deed of Trust (Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K dated August 25, 2010 and filed August 26, 2010, File No. 1-3368).

4(n)	–
Thirty-Seventh Supplemental Indenture, dated as of June 9, 2011, to Indenture of Mortgage and Deed of Trust (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K dated June 9, 2011 and filed June 10, 2011, File No. 1-3368).

4(o)	−
Thirty-Eighth Supplemental Indenture, dated as of April 2, 2012, to Indenture of Mortgage and Deed of Trust (Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K dated April 2, 2012 and filed April 2, 2012, File No. 1-3368).

4(p)	−
Thirty-Ninth Supplemental Indenture, dated May 30, 2013, to the Indenture of Mortgage and Deed of Trust (Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K dated May 30, 2013 and filed May 30, 2013, File No. 1-03368).

4(q)	−
Bond Purchase Agreement, dated as of April 2, 2012, by and among the Company and the Purchasers named therein (Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K dated April 2, 2012 and filed April 2, 2012, File No. 1-3368).

4(r)	−
Bond Purchase Agreement, dated as of October 30, 2012, by and among the Company and the Purchasers named therein (Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K dated October 30, 2012 and filed November 2, 2012, File No. 1-3368).

4(s)	−
Indenture for Unsecured Debt Securities, dated as of September 10, 1999 between Empire and Wells Fargo Bank, National Association (Incorporated by reference to Exhibit 4(v) to Registration Statement No. 333-87015 on Form S-3).

4(t)	−
Securities Resolution No. 5, dated as of October 29, 2003, of Empire under the Indenture for Unsecured Debt Securities (Incorporated by reference to Exhibit 4 to Quarterly Report on Form 10-Q for quarter ended September 30, 2003), File No. 1-3368).

4(u)	−
Securities Resolution No. 6, dated as of June 27, 2005, of Empire under the Indenture for Unsecured Debt Securities (Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K dated June 27, 2005 and filed June 28, 2005, File No. 1-3368).

4(v)	–	Amended and Restated Employee Stock Purchase Plan (incorporated by reference to Appendix A to the definitive proxy statement filed pursuant to Regulation 14A on March 19, 2014, File No. 1-03368).
4(w)	–	2015 Stock Incentive Plan (incorporated by reference to Appendix B to the definitive proxy statement filed pursuant to Regulation 14A on March 19, 2014, File No. 1-03368).
4(x)	−	Amended and Restated Stock Unit Plan for Directors (incorporated by reference to Appendix C to the definitive proxy statement filed pursuant to Regulation 14A on March 19, 2014, File No. 1-03368).
5*	−	Opinion of Anderson & Byrd, LLP regarding the legality of the Common Stock to be issued under the Empire District Electric Company 2015 Stock Incentive Plan.
23(a)*	−	Consent of PricewaterhouseCoopers LLP.
23(b)*	−	Consent of Anderson & Byrd (included in Exhibit 5).
24*	−	Powers of Attorney.

*  Filed herewith.